Exhibit 5.2

5151 Terminal Road ● Halifax, Nova Scotia ● Canada ● B3J 1A1

September 19, 2025

EUSHI Finance, Inc.

37 Route 236

Kittery Properties, Suite 101

Kittery, ME 03904

Dear Sirs/Mesdames:

Shelf Registration Statement

I, Brian C. Curry, the Corporate Secretary of Emera Incorporated (the “Company”), have acted in such capacity in connection with the filing with the Securities and Exchange Commission by EUSHI Finance, Inc., a Delaware corporation (“EUSHI Finance”) of a registration statement on Form F-10/F-3 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) senior debt securities and/or subordinated debt securities of EUSHI Finance (collectively, the “Debt Securities”), which may be fully and unconditionally guaranteed by one or more of the Company and Emera US Holdings Inc. (“EUSHI” and, together with the Company, the “Guarantors”) and (b) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors.

The Debt Securities and the Guarantees may be issued from time to time pursuant to (a) a senior debt indenture, among EUSHI Finance, any Guarantors party thereto and the trustee to be named therein (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) or (b) a subordinated debt indenture, dated June 18, 2024, among EUSHI Finance, the Guarantors and Equiniti Trust Company, LLC, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”).

As counsel to the Company, I have examined originals or copies, certified or otherwise to my satisfaction, of the following:

1.	the Registration Statement;

2.	a base prospectus relating to the Debt Securities (the “Prospectus”), as set forth in the Registration Statement;

3.	the documents incorporated by reference in the Prospectus;

4.	resolutions of the Board of Directors of the Company approving and authorizing, among other things, the execution of the Subordinated Debt Indenture; and

5.	the Indentures.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, records of corporate proceedings, certificates and acknowledgements of governmental officials and others and such other material as I have considered necessary or appropriate for the purpose of the opinions hereinafter expressed.

For purposes of the opinions hereinafter expressed, I have assumed:

(i)	the genuineness of all signatures (whether on originals or copies of documents), the legal capacity of all individuals, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified, conformed, photostatic or facsimile copies thereof; and

(ii)	that each of the documents, instruments or agreements executed in connection with the entry into of the Subordinated Debt Indenture are within the capacity of, and have been validly authorized, executed and delivered and, if applicable, certified by, and constitute legal, valid, binding and enforceable obligations of, each party other than the Company.

The opinions expressed below are limited to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein (the “Applicable Laws”), as such laws exist and are construed as of the date hereof. In addition, the opinions expressed below do not extend to the effect or applicability of any Canadian federal, provincial, territorial and local laws, rules or regulations relating to the regulation of the generation, transportation, distribution or delivery of electricity, natural gas, oil or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services.

In giving the opinion in paragraph 1 below as to the existence of the Company, I have also relied on a Certificate of Status dated September 19, 2025 issued by the Registrar of Joint Stock Companies in respect of the Company.

Based upon the foregoing, and subject to the qualifications expressed herein, I am of the opinion that:

1.	the Company is a company incorporated and existing under the laws of Nova Scotia;

2.	the Subordinated Debt Indenture has been duly authorized and, to the extent execution and delivery are governed by the Applicable Laws, executed and delivered by the Company;

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Validity of Securities” in the Prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Davis Polk & Wardwell LLP, U.S. counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

Yours very truly,

/s/ Brian C. Curry

Brian C. Curry

Corporate Secretary